Exhibit 99.1

FOR IMMEDIATE RELEASE

UTEK Corporation Reports Financial Results for Quarter and Nine Months Ended September 30, 2006

TAMPA, FL — (BUSINESS WIRE) – November 3, 2006 — UTEK Corporation (AMEX & LSE-AIM: UTK) today announced financial results for the three and nine months ended September 30, 2006.

Financial Highlights

•	Eight technology transfers completed in Q3 2006 vs. Six technology transfers in Q3 2005

•	Revenue (Income from Operations) for Q3 2006 of $13.6 million vs. $10.4 million for Q3 2005

•	Net income from operations of $4.0 million for Q3 2006 vs. $3.7 million for Q3 2005

•	Net assets of $67.6 million at September 30, 2006 vs. $44.4 million at December 31, 2005

•	Proceeds received on the sale of equity investments for the nine month period 2006 of $7.3 million vs. $1.7 million for the nine month period 2005

Quarter ended September 30, 2006 Operating Results

For the quarter ended September 30, 2006, revenue (income from operations) was $13.6 million as compared to $10.4 million for the quarter ended September 30, 2005. Net income from operations for the quarter ended September 30, 2006 was $4.0 million as compared to $3.7 million for the quarter ended September 30, 2005. Approximately 94% and 92% of our income from operations (revenue) was received in the form of unregistered shares of common stock for the quarters ended September 30, 2006 and 2005, respectively.

Net income (loss) (including net income from operations and realized and unrealized gains and losses on investments) was ($4.5) million or ($0.50) per weighted average diluted share outstanding for the quarter ended September 30, 2006, as compared to $5.7 million, or $0.74 per weighted average diluted share outstanding for the quarter ended September 30, 2005. The net loss for the quarter ended September 30, 2006 is primarily due to a significant decrease in the fair value of two companies in our portfolio.

Proceeds received on the sale of equity investments during the three months ended September 30, 2006 were $1.2 million, as compared to $1.0 million for the same quarter of the prior year. These sales resulted in net realized losses, net of income tax benefit, of $389,000 and $4.2 million for the three months ended September 30, 2006 and 2005, respectively.

Weighted average diluted shares outstanding were 8,906,918 and 7,685,283 for the quarters ended September 30, 2006 and 2005, respectively.

Nine Months ended September 30, 2006 Operating Results

For the nine months ended September 30, 2006, income from operations (revenue) was $48.5 million as compared to $15.5 million for the nine months ended September 30, 2005. Net income from operations for the nine months ended September 30, 2006 was $17.4 million as compared to $3.9 million for the nine months ended September 30, 2005. Approximately 94% and 86% of our income from operations (revenue) was received in the form of unregistered shares of common stock for the nine months ended September 30, 2006 and 2005, respectively.

Net income (including net income from operations and realized and unrealized gains and losses on investments) was $12.1 million or $1.37 per weighted average diluted share outstanding for the nine months ended September 30, 2006, as compared to a net increase of $2.0 million, or $0.28 per weighted average diluted share outstanding for the nine months ended September 30, 2005.

Proceeds received on the sale of equity investments during the nine months ended September 30, 2006 were $7.3 million, as compared to $1.7 million for the same nine months of the prior year. These sales resulted in net realized gains (losses), net of income tax expense (benefit), of $1.8 million and ($4.0) million for the nine months ended September 30, 2006 and 2005, respectively.

Weighted average diluted shares outstanding were 8,869,276 and 7,104,371 for the nine months ended September 30, 2006 and 2005, respectively.

Liquidity and Capital Resources

At September 30, 2006, UTEK had cash and cash equivalents of $5.1 million, U.S. Treasuries and certificates of deposit of $10.5 million, total assets of $80.3 million and net assets of $67.6 million. Net asset value per common share outstanding was $7.57 at September 30, 2006 as compared to $5.58 at December 31, 2005, an increase of 36%. The Company had no long-term debt outstanding at September 30, 2006.

Overview

UTEK achieved significant growth during the nine months ended September 30, 2006. Twenty-four (24) technology transfers were completed in the nine months ended September 30, 2006, with average revenues and costs per transaction of $1.8 million and $468,000, respectively, as compared to ten (10) technology transfer completed in the nine months ended September 30, 2005 with average revenues and costs per transaction of $1.2 million and $337,000, respectively. Because the consideration we received in such transactions consisted of unregistered securities of the companies acquiring the transferred technology, we recorded the revenue from such transactions based on the fair value of such securities.

Financial Position Information

The following tables contain comparative selected financial data as of September 30, 2006 and December 31, 2005:

	September 30, 2006	Dec. 31, 2005	Percentage Increase
Total investments	$70,807,732	$38,752,926	83%
Total assets	$80,307,052	$49,005,960	64%
Total net assets	$67,571,956	$44,441,118	52%
Common shares outstanding	8,930,384	7,961,505	12%
Net asset value per share	$7.57	$5.58	36%

Conference Call at 10:00 a.m. EST on Friday, November 3, 2006

UTEK will hold a live conference call at 10:00 a.m. EST to discuss its third quarter 2006 results. All interested parties are invited to attend the conference call.

Conference call dial-in numbers:

•	US & Canada: 888-968-4564

•	UK: 0-800-032-3836

•	Other international callers: 973-582-2841

•	Please reference conference ID# 8056804

About UTEK Corporation

UTEK® is a specialty finance company focused on technology transfer. UTEK’s services enable companies to acquire innovative technologies from universities and research laboratories worldwide. UTEK facilitates the identification and acquisition of external technologies for clients in exchange for their equity securities. This unique process is called U2B®. In addition, UTEK offers companies the tools to search, analyze and manage university intellectual properties. UTEK is a business development company with operations in the United States, United Kingdom and Israel. For more information about UTEK, please visit its website at www.utekcorp.com.

Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements.” These forward-looking statements can generally be identified as such because the context of the statement will include words, such as UTEK “expects,” “should,” “believes,” “anticipates” or words of similar import. Similarly, statements that describe UTEK’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, including the financial performance of UTEK and the valuation of UTEK’s investment portfolio, which could cause actual results to differ materially from those currently anticipated. Although UTEK believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it cannot give any assurance that its expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Certain factors could cause results and conditions to differ materially from those projected in these forward-looking statements, and some of these factors are discussed below. These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. These forward-looking statements are only made as of the date of this press release and UTEK does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

UTEK’s operating results could fluctuate significantly due to a number of factors. These factors include the small number of transactions that are completed each quarter, the value of individual transactions, the timing of the recognition and the magnitude of unrealized gains and losses, UTEK’s dependence on the performance of companies in its portfolio, the possibility that advances in technology could render the technologies it has transferred obsolete, the loss of technology licenses by companies in its portfolio, the degree to which it encounters competition in its markets, the volatility of the stock market and the volatility of the valuations of the companies it has invested in as it relates to its realized and unrealized gains and losses, the concentration of investments in a small number of companies, as well as other general economic conditions. As a result of these and other factors, current results may not be indicative of UTEK’s future performance. For more information on UTEK and for a more complete discussion of the risks pertaining to an investment in UTEK, please refer to UTEK’s filings with the Securities and Exchange Commission.

Contacts:
USA:	UK:
Tania Bernier	Bankside Consultants
813-754-4330 x223	Steve Liebmann or Simon Bloomfield
Consulting for Strategic Growth 1	+ 44 (0) 20-7367-8883
Stanley Wunderlich
800-625-2236

UTEK Corporation

Consolidated Statements of Assets and Liabilities

	September 30, 2006	December 31, 2005
	(Unaudited)
ASSETS
Investments:
Non-affiliate investments (cost: 2006 - $29,081,597; 2005 - $12,482,927)	$15,162,503	$9,805,423
Affiliate investments (cost: 2006 - $36,054,058; 2005 - $17,656,837)	30,066,816	15,457,750

Control investments (cost: 2006 - $11,524,605; 2005 - $2,126,573)	15,041,085	1,888,396

U.S. Treasuries and certificates of deposit (cost: 2006 - $10,537,328; 2005 - $11,601,357)	10,537,328	11,601,357

Total investments	70,807,732	38,752,926
Cash and cash equivalents	5,053,917	5,275,626
Accounts receivable, net of allowance for bad debt	296,501	746,207
Prepaid expenses and other assets	280,797	448,810
Fixed assets, net	597,077	311,103
Goodwill	2,995,760	3,128,139
Intangible assets, net	275,268	343,149

TOTAL ASSETS	80,307,052	49,005,960

LIABILITIES
Accrued expenses	425,004	367,763
Deferred revenue	2,405,242	1,606,242
Deferred tax liability	9,904,850	2,590,837

TOTAL LIABILITIES	12,735,096	4,564,842

NET ASSETS	$67,571,956	$44,441,118

Commitments and Contingencies
Composition of net assets:
Preferred stock, $.01 par value, 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value, 19,000,000 shares authorized; 8,930,384 shares issued and outstanding at September 30, 2006 and 7,961,505 shares issued and outstanding at December 31, 2005	$89,304	$79,616
Additional paid-in capital	51,380,598	40,347,663
Accumulated income:
Accumulated net operating income	27,359,723	10,134,057
Net realized loss on investments, net of tax	(1,145,357)	(2,968,399)
Net unrealized depreciation of investments, net of deferred tax	(10,222,355)	(3,138,939)
Foreign currency translation adjustment	110,043	(12,880)

Net assets	$67,571,956	$44,441,118

Net asset value per share	$7.57	$5.58

UTEK Corporation

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2006	2005	2006	2005
Income from operations:
Sale of technology rights	$12,173,009	$9,286,961	$44,012,206	$12,466,301
Consulting and other services	1,275,790	1,010,452	3,822,114	2,745,145
Investment income, net	163,377	150,970	644,169	318,263

	13,612,176	10,448,383	48,478,489	15,529,709

Expenses:
Acquisition of technology rights	4,089,649	2,144,467	11,236,776	3,371,262
Salaries and wages	746,916	812,751	2,339,161	1,831,906
Professional fees	331,550	204,133	914,846	547,906
Sales and marketing	781,200	538,012	2,521,375	1,667,597
General and administrative	1,132,889	763,307	3,575,020	1,799,871

	7,082,204	4,462,670	20,587,178	9,218,542

Income before income taxes	6,529,972	5,985,713	27,891,311	6,311,167
Provision for income taxes	2,503,371	2,252,424	10,487,780	2,374,892

Net income from operations	4,026,601	3,733,289	17,403,531	3,936,275

Net realized and unrealized gains (losses):
Net realized gain (loss) on investments, net of income tax expense (benefit) of ($234,851) and $1,099,905 for the three and nine months ended September 30, 2006, respectively, and ($2,766,652) and ($2,435,937) for the three and nine months ended September 30, 2005, respectively	(389,255)	(4,178,503)	1,823,042	(4,037,454)
Change in unrealized appreciation (depreciation) of investments, net of deferred tax expense (benefit) of ($4,893,610) and ($4,273,672) for the three and nine months ended September 30, 2006, respectively, and $2,765,722 and $1,243,611 for the three and nine months ended September 30, 2005, respectively	(8,110,934)	6,108,475	(7,083,416)	2,061,229

Net increase (decrease) in net assets from operations	$(4,473,588)	$5,663,261	$12,143,157	$1,960,050

Net increase (decrease) in net assets from operations per share:
Basic	$(0.50)	$0.75	$1.39	$0.28
Diluted	$(0.50)	$0.74	$1.37	$0.28
Weighted average shares:
Basic	8,906,918	7,563,853	8,767,230	6,957,300
Diluted	8,906,918	7,685,283	8,869,276	7,104,371

Dividend declared per share:	—	—	$.02	—